EXHIBIT 23
                                                                      ----------


                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

We consent to the incorporation by reference in the following Registration
Statements:

     o    Registration Statement No.'s 033-26582, 033-34467, 033-43426,
          033-66538, 033-81334, 333-05494, 333-07344, 333-09286 and 333-13574 on
          Form S-8;

     o Registration Statement No.'s 333-09288, 333-10646 and 333-84786 on Form F-3; and

     o    Registration Statement No.'s 333-08142, 333-09542, 333-09856 and
          333-88254 on Form F-9

of our report dated January 23, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the reclassification of certain amounts to give effect to a change in generally accepted accounting principles in 2002), appearing in this Annual Report on Form 10-K of Nexen Inc. for the year ended December 31, 2002.

(signed) "Deloitte & Touche LLP"

Chartered Accountants
Calgary, Alberta, Canada

February 24, 2003